FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: August 18, 1999

                Date of Earliest Event Reported: July 31, 1999


                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 0-25464

                VIRGINIA                               54-1387365
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)               Identification No.)

                                500 Volvo Parkway
                              Chesapeake, VA 23320
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (757) 321-5000




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ITEM 5: OTHER EVENTS

Post-Merger Financial Results

Dollar Tree Stores, Inc. is filing summary income statement data for the month ended July 31, 1999. All figures reflect the merger between Dollar Tree and Tehan's Merchandising, Inc. on June 30, 1999, which was accounted for as a pooling of interests. The income statement data for the month ended July 31, 1999 is derived from Dollar Tree's unaudited consolidated financial statements.

                                      For the Month Ended
                  (In thousands)         July 31, 1999
                 ----------------------------------------

                 Net sales                  $89,151
                 Net income                 $ 4,492

Because of rules pertaining to pooling-of-interests accounting, we are publishing 30 days of post-merger financial results for the combined company. We do not intend to continue publishing monthly results. Because the release of this type of information is so unusual, management cautions that fluctuations in monthly results are not necessarily the same as the trends that would be evident in quarterly reporting, just as the seasonal variation inherent in quarterly results is not necessarily apparent in annual results.

For example, we have historically experienced, and expect to continue to experience, seasonal fluctuations with a significant percentage of our net sales and net income being realized in the fourth quarter. In addition, our quarterly results can be affected by the timing of store openings and closings, the amount of net sales contributed by new and existing stores and the timing of certain holidays.


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                           SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: August 18, 1999


                            DOLLAR TREE STORES, INC.



                           By: /s/ Frederick C. Coble
                              ---------------------------------------------
                              Frederick C. Coble
                              Senior Vice President, CFO


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